Exhibit 10.1

January 13, 2023

VIA EMAIL ONLY (mike@wann.org)

Mike Wann

2236 20th St

Santa Monica, CA 90405

Re: Transition Letter Agreement

Dear Mike,

This transition letter agreement (“Agreement”) is intended to memorialize the discussion you had earlier today with Ann Hand and Mark Jung as you transition from your role as Chief Strategy Officer and board member of Super League Gaming, Inc. (“SLG”) to a strategic advisor. Specifically, the terms of the transition are as follows:

●

you will step down as an officer and as a director of SLG and transition into a strategic advisory role effective immediately and remain a full-time employee through July 14, 2023 (the “Transition Period”)

●	your employment during the Transition Period may not be terminated by SLG for any reason
●	you will continue to be paid over the Transition Period on a semi-monthly basis and at your current salary, with your existing employment agreement concluding today and replaced with the terms hereof
●	we will mutually agree to the areas of support you will provide during the Transition Period
●

during the Transition Period, you will continue to have access to all employee benefits and continue to vest in all outstanding options and RSUs with no changes to terms under the stock option provisions under the existing employment agreement as well as participate in the 2022 SLG executive bonus plan

●	in the event you find alternative employment during the Transition Period, you will be paid the then remaining severance in a lump sum within 30 days of ceasing to be employed by SLG
●

upon commencement of the Transition Period, you will be released from the IP Assignment and Inventions Agreement with respect to new IP developed by you following execution hereof, with the confidentiality and non-solicit provisions remaining in place for the periods set forth in your employment agreement.

If you agree with the foregoing, I will send a DocuSign to you under separate cover for execution. Thank you.

Very truly yours,

Gregory L. Hrncir

Special Counsel

ACKNOWLEDGED AND AGREED

as of January 13, 2023

MIKE WANN

/s/ Mike Wann

cc: Ann Hand (via email only)